================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 -------------



        Date of Report (Date of Earliest Event Reported):  May 2, 1997

                     CHANCELLOR RADIO BROADCASTING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                      33-80534                                                                   75-2544623
---------------------------------------------------                          ---------------------------------------------------
              (Commission File Number)                                              (I.R.S. Employer Identification No.)

                       12655 North Central Expressway
                                  Suite 405
                                Dallas, Texas                                                               75243
-----------------------------------------------------------------------------                 ----------------------------------
                  (Address of Principal Executive Offices)                                               (Zip Code)

                                 (972) 239-6220
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

    On May 2, 1997, Chancellor Radio Broadcasting Company, a Delaware corporation (the "Company"), commenced its offer (the "Tender Offer") to purchase for cash, upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated May 2, 1997 (the "Offer to Purchase"), and related Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), all of its outstanding 12-1/2% Senior Subordinated Notes due 2004 (the "Notes"). The consideration to be paid for the Notes tendered pursuant to the Tender Offer will be the greater of (x) $1,145 per $1,000 principal amount, and (y) the price resulting from a yield to the Earliest Redemption Date (as defined in the Offer to Purchase) equal to the sum of (i) the yield on the 6.00% U.S. Treasury Note due October 15, 1999, based on the bid price as of 2:00 p.m. New York City time on May 16, 1997, plus
(ii) 100 basis points, plus, in each case, accrued and unpaid interest up to but not including the Expiration Date (as defined).

    In conjunction with the Tender Offer, the Company is also soliciting (the "Solicitation") the consents (the "Consents") to certain proposed amendments to the indenture (as amended, the "Indenture") governing the Notes, which amendments would eliminate substantially all of the restrictive covenants contained in the Indenture. The Tender Offer and Solicitation is scheduled to expire at 12:00 midnight, New York City time, on Friday, May 30, 1997, unless extended (such time and date, as extended, the "Expiration Date").

    The Company is commencing the Tender Offer and Solicitation as a part of its overall plan of financing for its previously announced acquisition of certain subsidiaries of Viacom International, Inc. ("Viacom") that own and operate 2 FM radio stations in Los Angeles, California, 1 FM station in Chicago, Illinois, and 1 FM station in Detroit, Michigan (the "Company Viacom Acquisition"). Subsequent to the announcement of the Company Viacom Acquisition, the Company has entered into an agreement with an affiliate of Capital Cities/ABC Radio to sell WDRQ-FM in Detroit, Michigan (the "Detroit Disposition"), which the Company will acquire in the Viacom Acquisition.

    In connection with the Tender Offer and Solicitation, the Company included certain pro forma capitalization and financial statements in the Offer to Purchase that was mailed to the holders of Notes. This pro forma information is set forth below.

    As used herein:

         (A) "Completed Transactions" means (i) the acquisition of Trefoil Communications, Inc. ("Shamrock") consummated in February 1996, (ii) the disposition of WWWW-FM and WDFN-AM in Detroit, Michigan consummated in January 1997, (iii) the acquisition of KIMN-FM and KALC-FM in Denver, Colorado in exchange for KTBZ-FM (acquired in the Shamrock acquisition) and cash consummated in July 1996 (the "Denver Exchange"), (v) the disposition of KTBZ-FM in the Denver Exchange, (vi) the January 1997 acquisition (the "Colfax Acquisition") of 12 radio stations from Colfax Communications, Inc. ("Colfax") and the subsequent divestiture of two radio stations serving Milwaukee, Wisconsin which were acquired from Colfax (the "Colfax Transaction"), (vii) the February 1997 acquisition (the "Omni Acquisition") of eight radio stations located in Florida from OmniAmerica Group ("Omni") and subsequent exchange of three stations acquired from Omni in West Palm Beach, Florida for 1 AM station in Sacramento, California plus cash, and
    (viii) the financing of each of the foregoing;

         (B) "Pending Transactions" means (i) the pending exchange of two stations acquired from Omni in Jacksonville, Florida and cash for 3 FM stations and 1 AM station in Long Island, New York (the "Jacksonville/Long Island swap"), (ii) the Company Viacom Acquisition, (iii) the Detroit Disposition, (iv) the Tender Offer (assuming the Company receives $30,001,000 in principal amount of Notes (the "Minimum Condition")), and
    (v) the financing of each of the foregoing;

         (C) "New Credit Agreement" means the Company's credit agreement entered into in connection with the Colfax Acquisition on January 23, 1997; and

         (D) "Restated Credit Agreement" means the Company's credit agreement that is currently being negotiated with various lenders, which the Company intends to use to refinance the New Credit Agreement and fund a portion of the purchase price for the Company Viacom Acquisition.

    In addition to the above-referenced Pending Transactions, the Company and its direct parent, Chancellor Broadcasting Company ("Chancellor") have previously disclosed its anticipated merger (the "Evergreen Merger") with and into Evergreen Media Corporation ("Evergreen"). In addition, Chancellor, the Company and Evergreen have previously announced that, concurrently with the Company Viacom Acquisition, Evergreen will purchase certain subsidiaries of Viacom that own and operate 2 FM stations in New York, New York and 2 FM and 2 AM stations serving Washington, D.C. (the "Evergreen Viacom Acquisition" and, collectively with the Company Viacom Acquisition, the "Viacom Acquisition").
It is
currently anticipated that the Company and Evergreen will consummate the Viacom Acquisition prior to the consummation of the Evergreen Merger. In addition to the Evergreen Viacom Acquisition, Evergreen has entered into agreements relating to several additional pending acquisitions, dispositions and station swaps (the "Evergreen Pending Transactions").

    THE PRO FORMA INFORMATION CONTAINED IN THIS FORM 8-K DOES NOT GIVE EFFECT TO THE EVERGREEN MERGER, THE EVERGREEN PENDING TRANSACTIONS, OR THE FINANCING THEREOF.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company ("Historical") at December 31, 1996 and the capitalization of the Company as of December 31, 1996, as adjusted to give effect to (i) the Completed Transactions,
(ii) the Completed Transaction and the Tender Offer (assuming satisfaction solely of the Minimum Condition), and (iii) the Completed Transaction and the Pending Transactions. This table should be read in conjunction with the Consolidated Financial Statements of Chancellor Radio Broadcasting Company and Subsidiaries and the Pro Forma Financial Statements, and, in each case, the related notes thereto filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and set forth elsewhere herein.

                                                                                             PRO FORMA AS
                                                         ADJUSTED     ADJUSTED FOR THE     ADJUSTED FOR THE
                                                         FOR THE         COMPLETED            COMPLETED
                                                        COMPLETED     TRANSACTIONS AND   TRANSACTIONS AND THE
                                          HISTORICAL   TRANSACTIONS   THE TENDER OFFER   PENDING TRANSACTIONS
                                          ----------   ------------   ----------------   --------------------
Long-term Debt (including current
  maturities):
  Credit Agreement:
     Revolving Loans....................   $ 20,345     $       --       $       --           $       --
     Term Loans.........................     74,968             --               --                   --
  New Credit Agreement(1)...............         --        225,917          260,268                   --
  Restated Credit Agreement(2)..........         --                              --              589,587
  12 1/2% Senior Subordinated Notes due
     2004(3)............................     60,000         60,000           29,999               29,999
  9 3/8% Senior Subordinated Notes due
     2004...............................    200,000        200,000          200,000              200,000
                                           --------     ----------       ----------           ----------
          Total Long-term Debt..........    355,313        485,917          490,267              819,586
                                           --------     ----------       ----------           ----------
12 1/4% Senior Exchangeable Preferred
  Stock due 2008(4).....................    107,222        107,222          107,222              107,222
12% Exchangeable Preferred Stock due
  2009(5)...............................         --        191,817          191,817              191,817
Stockholders' Equity:
  Common Stock..........................          1              1                1                    1
  Additional Paid-in Capital(6).........    219,519        340,065          340,065              488,565
  Accumulated Deficit(7)................    (18,529)       (19,992)         (23,082)             (24,806)
                                           --------     ----------       ----------           ----------
          Total Stockholder's Equity....    200,991        320,074          316,984              463,760
                                           --------     ----------       ----------           ----------
          Total Capitalization..........   $663,526     $1,105,030       $1,106,290           $1,582,385
                                           ========     ==========       ==========           ==========

---------------

(1) The Company entered into the New Credit Agreement in conjunction with the refinancing of its prior credit agreement (the "Credit Agreement") and the consummation of the Colfax Acquisition in January 1997. The New Credit Agreement consists of a $225.0 million term loan facility and a $120.0 million revolving loan facility.

(2) The Restated Credit Agreement will be entered into by the Company in conjunction with the refinancing of the New Credit Agreement and the consummation of the Company Viacom Acquisition. For purposes of this table, the Company has assumed that it consummates the Detroit Disposition concurrently with the closing of the Company Viacom Acquisition. The Company anticipates that the Restated Credit Agreement will consist of a $400.0 million term loan facility and a $350.0 million revolving loan facility; however, the terms of the Restated Credit Agreement are subject to negotiation with its lenders.

(3) The foregoing table illustrates the pro forma effects of the Tender Offer assuming only that the Minimum Condition is met. The Company expects to use funds under its revolving credit facility to repurchase tendered Notes at an assumed cost of 114.5% of the aggregate principal amount of the tendered Notes. If the Company receives tenders of more than $30,001,000 Notes, the amount of Notes outstanding on a pro forma basis will be reduced and revolving credit borrowings will increase in the same proportions as currently reflected in the table.

(4) The $100.0 million initial liquidation preference of the 12 1/4% Senior Exchangeable Preferred Stock has been reduced by approximately $4.0 million of transaction costs and increased by approximately $11.2 million of dividends and accretion.

(5) The $200.0 million initial liquidation preference of the 12% Exchangeable Preferred Stock has been reduced by approximately $8.2 million of transaction costs.

(6) Adjusted for (i) the value of the assets acquired by Chancellor and contributed to the Company in conjunction with the Omni Acquisition and (ii) the contribution by Chancellor of the net proceeds of $148.5 million of the $150.0 million bridge facility (the "Bridge Facility") which will be entered into in connection with the Company Viacom Acquisition.

(7) On a pro forma basis, as if the refinancing of the Credit Agreement took place on December 31, 1996, the Company would have incurred an extraordinary charge of $2.8 million, net of tax benefit of $1.9 million. On January 23, 1997, the date the Company actually refinanced the Credit Agreement, the Company incurred an extraordinary charge of $2.7 million, net of tax benefit of $1.8 million. In connection with the Tender Offer, assuming satisfaction solely of the Minimum Condition, the Company expects to incur an extraordinary charge of $3.1 million, net of tax benefit of $2.1 million. Also, in connection with the refinancing of the New Credit Agreement, which will be consummated in connection with the Company Viacom Acquisition, the Company expects to incur extraordinary charges of $1.7 million, net of tax benefit of $1.2 million.

                         PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma financial statements (the "Pro Forma Financial Statements") give effect to the Company's completed and pending acquisitions, dispositions, exchanges and financing transactions not previously reflected in the Company's historical financial statements as of the date hereof. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the financial statements included or incorporated by reference herein. The Pro Forma Financial Statements are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     The pro forma condensed statement of operations for the year ended December 31, 1996 gives effect to the consummation of the Completed Transactions and the Pending Transactions as if each such transaction had occurred on January 1, 1996. The pro forma condensed balance sheet at December 31, 1996 has been prepared as if any such transaction not yet consummated on that date had occurred on that date.

     The Completed Transactions and Pending Transactions referred to above were or will be accounted for using the purchase method of accounting with the total cost of the acquisitions and exchanges allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase prices reflected in the Pro Forma Financial Statements is preliminary. The final allocation of the purchase prices is contingent upon the receipt of final appraisals of the acquired assets and analysis of liabilities assumed; however, such allocations are not expected to differ materially from the preliminary amounts.

     THE PRO FORMA FINANCIAL STATEMENTS DO NOT GIVE EFFECT TO THE EVERGREEN MERGER OR THE EVERGREEN PENDING TRANSACTIONS, OR THE FINANCING THEREOF.

                     CHANCELLOR RADIO BROADCASTING COMPANY

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                AS ADJUSTED
                                                                                                                  FOR THE
                                                                                                                 COMPLETED
                                                           PRO FORMA       AS ADJUSTED        PRO FORMA         TRANSACTIONS
                                                          ADJUSTMENTS        FOR THE       ADJUSTMENTS FOR        AND THE
                                                       FOR THE COMPLETED    COMPLETED        THE PENDING          PENDING
                                          HISTORICAL    TRANSACTIONS(1)    TRANSACTIONS    TRANSACTIONS(2)      TRANSACTIONS
                                          ----------   -----------------   ------------    ---------------      ------------
ASSETS:
Current assets..........................    $ 53,127       $ 13,750(a)      $   66,877        $ 12,031(a)        $   78,908
Property and equipment, net.............      49,123         20,072(a)          69,195           6,033(a)            75,228
Intangible assets, net..................     551,406        431,811(a)         983,217         461,074(a)         1,444,291
Other assets............................      37,087        (20,400)(a)         14,924            (173)(b)           14,751
                                                             (1,763)(b)
                                            --------       --------         ----------        --------           ----------
Total assets............................    $690,743       $443,470         $1,134,213        $478,965           $1,613,178
                                            ========       ========         ==========        ========           ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current portion of long-term debt.......    $    400       $ 12,100(c)      $   12,500        $(12,500)(c)       $       --
Other current liabilities...............      23,808          3,821(a)          27,629           4,819(a)            32,448
                                            --------       --------         ----------        --------           ----------
          Total current liabilities.....      24,208         15,921             40,129          (7,681)              32,448
Long-term debt, excluding current
  portion...............................     354,913        127,730(a)         473,417         325,819(a)           819,586
                                                            (12,100)(c)                         12,500(c)
                                                              2,874(b)                          34,351(d)
                                                                                               (30,001)(d)
                                                                                                 3,500(b)
Deferred tax liabilities................       2,606         (1,855)(b)            751          (1,469)(b)           (2,458)
                                                                                                (1,740)(d)
Other liabilities.......................         803             --                803              --                  803
                                            --------       --------         ----------        --------           ----------
          Total liabilities.............     382,530        132,570            515,100         335,279              850,379
Redeemable preferred stock..............     107,222        191,817(a)         299,039              --              299,039
                                            --------                        ----------                           ----------
Stockholder's equity:
Common Stock............................           1                                 1              --                    1
Additional paid-in capital..............     219,519        120,546(a)         340,065         148,500(a)           488,565
Accumulated deficit.....................     (18,529)         1,319(a)         (19,992)         (2,610)(d)          (24,806)
                                                             (2,782)(b)                         (2,204)(b)
                                            --------       --------         ----------        --------           ----------
          Total stockholder's equity....     200,991        119,083            320,074         143,686              463,760
                                            --------       --------         ----------        --------           ----------
Total liabilities and stockholder's
  equity................................    $690,743       $443,470         $1,134,213        $478,965           $1,613,178
                                            ========       ========         ==========        ========           ==========

            See accompanying Notes to Pro Forma Financial Statements

                     CHANCELLOR RADIO BROADCASTING COMPANY

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                     AS ADJUSTED
                                                                                                                       FOR THE
                                                   NET PRO FORMA                                                      COMPLETED
                                                    ADJUSTMENTS     AS ADJUSTED                       PRO FORMA      TRANSACTIONS
                                                      FOR THE         FOR THE         PENDING      ADJUSTMENTS FOR     AND THE
                                                     COMPLETED       COMPLETED     TRANSACTIONS      THE PENDING       PENDING
                                     HISTORICAL   TRANSACTIONS(3)   TRANSACTIONS   HISTORICAL(4)   TRANSACTIONS(5)   TRANSACTIONS
                                     ----------   ---------------   ------------   -------------   ---------------   ------------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Gross revenues.....................    $203,188       $ 73,271        $276,459        $57,789         $ (1,963)(a)     $332,285
Less: agency commissions...........     (24,787)       (10,233)        (35,020)        (9,152)              --          (44,172)
                                       --------       --------        --------        -------         --------         --------
Net revenues.......................     178,401         63,038         241,439         48,637           (1,963)         288,113
Station operating expenses
  excluding depreciation and
  amortization.....................     111,210         40,633         151,843         24,562           (4,000)(a)      172,405
Depreciation and amortization......      20,877         14,555          35,432          6,427            5,797(b)        47,656
Corporate general and
  administrative expenses..........       4,845            509           5,354          2,347           (1,807)(c)        5,894
Stock option compensation..........       3,800             --           3,800             --               --            3,800
                                       --------       --------        --------        -------         --------         --------
Operating income (loss)............      37,669          7,341          45,010         15,301           (1,953)          58,358
Interest expense...................      35,704         12,410          48,114          6,374           19,436(d)        73,924
Other (income) expense.............          68           (216)           (148)            --               --             (148)
                                       --------       --------        --------        -------         --------         --------
Income (loss) before income
  taxes............................       1,897         (4,853)         (2,956)         8,927          (21,389)         (15,418)
Income tax expense (benefit).......       4,612         (1,794)          2,818          4,422           (9,407)(e)       (2,167)
                                       --------       --------        --------        -------         --------         --------
Net income (loss) before
  extraordinary loss...............      (2,715)        (3,059)         (5,774)         4,505          (11,982)         (13,251)
Preferred stock dividends and
  accretion........................      11,557         26,843          38,400             --               --           38,400
                                       --------       --------        --------        -------         --------         --------
Income (loss) attributable to
  common stockholder...............    $(14,272)      $(29,902)       $(44,174)       $ 4,505         $(11,982)        $(51,651)
                                       ========       ========        ========        =======         ========         ========
Deficiency of earnings to fixed
  charges(6).......................    $ 17,365                                                                        $ 79,418
                                       ========                                                                        ========

            See accompanying Notes to Pro Forma Financial Statements

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. PRO FORMA BALANCE SHEET -- COMPLETED TRANSACTIONS

(a)  Reflects the Completed Transactions as follows:

                                                                 PROPERTY
                                          PURCHASE/                AND        ASSETS    INTANGIBLE
               COMPLETED                   (SALES)    CURRENT   EQUIPMENT,   HELD FOR    ASSETS,       CURRENT     ACCUMULATED
              TRANSACTIONS                  PRICE     ASSETS      NET(I)       SALE       NET(I)     LIABILITIES     DEFICIT
              ------------                ---------   -------   ----------   --------   ----------   -----------   -----------
Colfax(ii)..............................  $383,700    $13,750    $14,624     $ 41,253    $317,894      $(3,821)      $    --
WMIL-FM/ WOKY-FM(iii)...................   (41,253)        --         --      (41,253)         --           --            --
Omni(iv)................................   181,046         --      9,209           --     171,837           --            --
KSTE-FM(v)..............................   (33,000)        --       (525)          --     (32,475)          --            --
WWWW-FM/ WDFN-AM(vi)....................   (30,000)        --     (3,236)          --     (25,445)          --        (1,319)
                                          --------    -------    -------     --------    --------      -------       -------
       Total............................  $460,493    $13,750    $20,072     $     --    $431,811      $(3,821)      $(1,319)
                                          ========    =======    =======     ========    ========      =======       =======

                                                      INCREASE
                                                     (DECREASE)                INCREASE IN
                                          DECREASE       IN       REDEEMABLE   ADDITIONAL
               COMPLETED                  IN OTHER   LONG-TERM    PREFERRED      PAID-IN
              TRANSACTIONS                 ASSETS       DEBT        STOCK        CAPITAL
              ------------                --------   ----------   ----------   -----------
Colfax(ii)..............................  $20,400     $ 65,937     $191,817     $105,546
WMIL-FM/ WOKY-FM(iii)...................       --      (41,253)          --           --
Omni(iv)................................       --      166,046           --       15,000
KSTE-FM(v)..............................       --      (33,000)          --           --
WWWW-FM/ WDFN-AM(vi)....................       --      (30,000)          --           --
                                          -------     --------     --------     --------
       Total............................  $20,400     $127,730     $191,817     $120,546
                                          =======     ========     ========     ========

        (i) The amounts allocated to net property and equipment and net intangible assets are based upon appraisals of the assets acquired (except for WWWW-FM and WDFN-AM in Detroit which represent the historical balances of net property and equipment and net intangible assets and are based upon information provided by the management of the Company).

        (ii) On January 23, 1997, the Company consummated the Colfax Acquisition consisting of 12 radio stations (8 FM and 4 AM) located in 4 markets (Minneapolis-St. Paul, Phoenix, Washington, D.C. and Milwaukee markets). The assets of the Milwaukee stations are classified as assets held for sale in connection with the purchase price allocation of the Colfax Acquisition (see (iii) below). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $383,700. The Colfax Acquisition was financed through (i) a private placement of $200,000 of 12% Exchangeable Preferred Stock with net proceeds of $191,817; (ii) a private placement of $110,000 by Chancellor of 7% Convertible Preferred Stock with net proceeds of $105,546 which is reflected as a capital contribution to the Company; (iii) additional bank borrowings under the New Credit Agreement of $65,937 and (iv) $20,400 of escrowed funds (previously paid and classified as other assets at December 31, 1996).

        (iii) On March 31, 1997, the Company sold WMIL-FM and WOKY-AM in Milwaukee, acquired as part of the Colfax Acquisition, for $41,253 million in cash. The assets of these stations are classified as assets held for sale in connection with the purchase price allocation of the Colfax Acquisition with no gain or loss recognized.

        (iv) On February 13, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of the Omni Stations consisting of 8 radio stations (7 FM and 1 AM) located in 3 markets (Orlando, West Palm Beach and Jacksonville). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $181,046. The Omni Acquisition was financed through (i) additional bank borrowings under the New Credit Agreement of $166,046 and (ii) $15,000 of Chancellor's Class A Common Stock. The assets acquired by Chancellor were contributed to the Company. Prior to the consummation of the Omni Acquisition, the Company had entered into an agreement to operate the stations under a time brokerage agreement effective July 1, 1996. Additionally, prior to consummation of the West Palm Beach Exchange on March 28, 1997 (see (v) below) and the Jacksonville Exchange (see 2(a)(i) below), the Company entered into time brokerage agreements to sell substantially all of the broadcast time of WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville effective July 1, 1996.

        (v) On March 28, 1997, the Company exchanged WEAT-FM/AM, and WOLL-FM in West Palm Beach, Florida, which were acquired as part of the Omni Acquisition (see (iv) above), for KSTE-FM in Sacramento and $33,000 in cash (the "West Palm Beach Exchange") with no gain or loss recognized.

        (vi) On January 31, 1997, the Company sold WWWW-FM and WDFN-AM in Detroit, which were acquired on February 14, 1996 as part of the Shamrock Acquisition, to Evergreen for $30,000 in cash. Prior to the completion of the sale, the Company had entered into a time brokerage agreement to sell substantially all of the broadcast time of WWWW-FM and WDFN-AM to Evergreen since February 14, 1996.

(b) Reflects the write-off as an extraordinary item of the unamortized balance of deferred loan fees of $2,782 (net of a tax benefit of $1,855) at December 31, 1996 and the new loan fees of approximately $2,874 incurred in connection with the Company's New Credit Agreement.

(c) On January 23, 1997, the Company's term and revolving credit facilities were refinanced under a new bank credit agreement (the "New Credit Agreement"). The Company's New Credit Agreement provides for a $225,000 term loan facility and a $120,000 revolving loan facility. Reflects the additional current portion of $12,100 of long term debt under the Company's New Credit Agreement, which aggregate $12,500.

NOTE 2. PRO FORMA BALANCE SHEET -- PENDING TRANSACTIONS

(a)  Reflects the Pending Transactions as follows:

                                          PURCHASE/             PROPERTY AND     ASSETS
                PENDING                    (SALES)    CURRENT    EQUIPMENT,     HELD FOR     INTANGIBLE        CURRENT
              TRANSACTIONS                  PRICE     ASSETS        NET           SALE      ASSETS, NET      LIABILITIES
              ------------                ---------   -------   ------------    --------   --------------    -----------
Nassau-Suffolk(i).......................  $ 11,000    $   --       $1,494(ii)   $     --      $  9,506(ii)     $    --
Viacom (L.A., Chicago, Detroit)(iii)....   500,319    12,031        4,539(iv)     37,000       451,568(iv)      (4,819)
WDRQ-FM(v)..............................   (37,000)       --           --        (37,000)           --              --
                                          --------    -------      ------       --------      --------         -------
        Total...........................  $474,319    $12,031      $6,033       $     --      $461,074         $(4,819)
                                          ========    =======      ======       ========      ========         =======

                                            INCREASE
                                          (DECREASE) IN     INCREASE IN
                PENDING                     LONG-TERM       ADDITIONAL
              TRANSACTIONS                    DEBT        PAID-IN CAPITAL
              ------------                -------------   ---------------
Nassau-Suffolk(i).......................    $ 11,000         $     --
Viacom (L.A., Chicago, Detroit)(iii)....     351,819          148,500
WDRQ-FM(v)..............................     (37,000)              --
                                            --------         --------
        Total...........................    $325,819         $148,500
                                            ========         ========

        (i) On July 1, 1996, the Company entered into an agreement to exchange WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition, see 1(a)(iv)), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Nassau-Suffolk, New York (the "Jacksonville Exchange").

        (ii) The amounts allocated to net property and equipment and net intangible assets are based upon appraisals of the assets to be acquired.

        (iii) On February 19, 1997, the Company and Evergreen entered into a joint purchase agreement whereby in the event that consummation of the stock purchase agreement between Evergreen and Viacom occurs prior to the consummation of the Merger, the Company will be required to purchase certain Viacom stations for $480,000 plus working capital ($7,319 at December 31, 1996) and estimated acquisition costs of $13,000. The stations to be acquired by the Company include KYSR-FM and KIBB-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit. The assets of WDRQ-FM are classified as assets held for sale in connection with the purchase price allocation of the Company Viacom Acquisition (see (v) below). The Company expects to finance the acquisition through borrowings under the Restated Credit Agreement and the net proceeds of $148,500 of the Bridge Facility which will be contributed to the Company by Chancellor.

        (iv) The Company has assumed that historical balances of net property and equipment approximate fair value for the preliminary allocation of the purchase price and are based primarily on information provided by management of the Viacom stations to be acquired in the Pending Transactions.

        (v) On April 11, 1997, the Company entered into an agreement to sell WDRQ-FM in Detroit (to be acquired as part of the Company Viacom Acquisition) for $37,000 in cash. The assets of WDRQ-FM are classified as assets held for sale in connection with the purchase price allocation of the Company Viacom Acquisition and no gain or loss will be recognized.

(b) Reflects the write-off as an extraordinary item of the unamortized balance of deferred loan fees of $2,204 (net of a tax benefit of $1,469) incurred in connection with the Tender Offer and the Company's New Credit Agreement and estimated new loan fees of $3,500 to be incurred in connection with the Restated Credit Agreement.

(c) In connection with the Company Viacom Acquisition, the Company will be required to refinance the New Credit Agreement (the "Restated Credit Agreement"). Reflects the expected maturities of long term debt under the Restated Credit Agreement, which is subject to negotiation.

(d) Reflects an extraordinary charge of $2,610 for estimated early call premiums and fees of $4,350 (less a tax benefit of $1,740) to be incurred in connection with the purchase of the tendered Notes. The purchase will be financed through additional borrowings of $34,351 under the Company's Restated Credit Agreement.

NOTE 3. PRO FORMA STATEMENT OF OPERATIONS -- COMPLETED TRANSACTIONS

The net effect of pro forma adjustments related to the Completed Transactions are summarized below:

                                                      DETROIT       DENVER
                                                      WWWW-FM/     KIMN-FM/       HOUSTON
                                        SHAMROCK      WDFN-AM       KALC-FM       KTBZ-FM        COLFAX        KOOL-FM
                                       HISTORICAL    HISTORICAL   HISTORICAL    HISTORICAL     HISTORICAL    HISTORICAL
                                       1/1-2/14(A)    1/1-2/14    1/1-3/31(B)   1/1-2/14(B)   1/1-12/31(C)   1/1-3/31(C)
                                       -----------   ----------   -----------   -----------   ------------   -----------
CONSOLIDATED STATEMENT OF OPERATIONS
 DATA:
Gross revenues(e)....................    $ 9,698        $(839)      $2,010         $(399)       $51,745        $1,665
Less: agency commissions.............     (1,234)         102         (259)           48         (6,626)         (234)
                                         -------        -----       ------         -----        -------        ------
Net revenues.........................      8,464         (737)       1,751          (351)        45,119         1,431
Station operating expenses excluding
 depreciation and amortization.......      7,762         (815)       1,523          (521)        28,584           852
Depreciation and amortization........        595          (45)         511           (42)         4,494           229
Corporate general and administrative
 expenses............................      2,215           --           --            --             --            --
                                         -------        -----       ------         -----        -------        ------
Operating income (loss)..............     (2,108)         123         (283)          212         12,041           350
Interest expense.....................      1,380           --           --            --          4,369           299
Other (income) expense...............         49           --          312            --           (179)           --
                                         -------        -----       ------         -----        -------        ------
       Net income (loss) before
        income taxes.................     (3,537)         123         (595)          212          7,851            51
Income tax expense (benefit).........
                                         -------        -----       ------         -----        -------        ------
Net income (loss)....................     (3,537)         123         (595)          212          7,851            51
Preferred stock dividends and
 accretion...........................
                                         -------        -----       ------         -----        -------        ------
Income (loss) attributable to common
 stockholder.........................    $(3,537)       $ 123       $ (595)        $ 212        $ 7,851        $   51
                                         =======        =====       ======         =====        =======        ======

                                                                                                                   NET
                                                      MILWAUKEE                                  PRO FORMA      PRO FORMA
                                                       WMIL-FM/       ORLANDO     SACRAMENTO    ADJUSTMENTS    ADJUSTMENTS
                                        SUNDANCE       WOKY-AM         OMNI         KSTE-FM       FOR THE        FOR THE
                                       HISTORICAL     HISTORICAL    HISTORICAL    HISTORICAL     COMPLETED      COMPLETED
                                       1/1-9/12(C)   1/1-12/31(C)   1/1-6/30(D)   1/1-7/31(D)   TRANSACTIONS   TRANSACTIONS
                                       -----------   ------------   -----------   -----------   ------------   ------------

CONSOLIDATED STATEMENT OF OPERATIONS
 DATA:

Gross revenues(e)....................    $13,844       $(9,552)       $ 8,710       $1,411        $ (5,022)(f)   $ 73,271
Less: agency commissions.............     (1,740)        1,070         (1,211)        (149)             --        (10,233)
                                         -------       -------        -------       ------        --------       --------
Net revenues.........................     12,104        (8,482)         7,499        1,262          (5,022)        63,038
Station operating expenses excluding
 depreciation and amortization.......      7,678        (4,896)         4,985        1,244          (5,763)(f)     40,633
Depreciation and amortization........      1,242          (539)         1,458          375           7,831(g)      14,555
                                                                                                    (1,554)(h)
Corporate general and administrative
 expenses............................         --            --             --           --          (1,706)(i)        509
                                         -------       -------        -------       ------        --------       --------
Operating income (loss)..............      3,184        (3,047)         1,056         (357)         (3,830)         7,341
Interest expense.....................         --            --             --           --           6,362(j)      12,410
Other (income) expense...............         25           (19)          (404)          --              --           (216)
                                         -------       -------        -------       ------        --------       --------
       Net income (loss) before
        income taxes.................      3,159        (3,028)         1,460         (357)        (10,192)        (4,853)
Income tax expense (benefit).........                                                               (1,794)(k)     (1,794)
                                         -------       -------        -------       ------        --------       --------
Net income (loss)....................      3,159        (3,028)         1,460         (357)         (8,398)        (3,059)
Preferred stock dividends and
 accretion...........................                                                               26,843(l)      26,843
                                         -------       -------        -------       ------        --------       --------

Income (loss) attributable to common
 stockholder.........................    $ 3,159       $(3,028)       $ 1,460       $ (357)       $(35,241)      $(29,902)
                                         =======       =======        =======       ======        ========       ========


(a) On February 14, 1996, the Company acquired 19 radio stations (11 FM and 8
    AM) located in 10 markets (Los Angeles, New York, San Francisco, Houston, Atlanta, Detroit, Denver, Minneapolis-St. Paul, Phoenix and Pittsburgh) in a purchase transaction from Shamrock.

(b) On July 31, 1996, the Company exchanged KTBZ-FM in Houston (which was acquired from Shamrock) and $5,600 in cash for KIMN-FM and KALC-FM in Denver. The Company had previously entered into a time brokerage agreement to sell substantially all of the broadcast time of KTBZ-FM effective February 14, 1996. In addition, the Company had been previously purchasing substantially all of the broadcast time of KIMN-FM and KALC-FM under a time brokerage agreement since April 1, 1996.

(c) The historical financial data of Colfax for the year ended December 31, 1996 excludes the results of operations of certain stations in Boise, Idaho which the Company did not acquire. The Colfax results of operations do not include the following: (i) KOOL-FM for the period January 1, 1996 to March 31, 1996 and (ii) WMIL-FM and WOKY-AM in Milwaukee and KZON-FM, KISO-AM, KYOT-FM and KOY-AM in Phoenix which were owned and operated by Sundance Broadcasting, Inc. ("Sundance") for the period January 1, 1996 to September 12, 1996.

(d) The historical financial data of Omni for the period January 1, 1996 to June 30, 1996 represents the results of operations for the Orlando stations (WOMX-FM, WXXL-FM and WJHM-FM) acquired as part of the Omni Acquisition on February 13, 1997. The results of operations for WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville are not included as the acquisition and disposition of these stations is deemed to have occurred on January 1, 1996. Adjustment also reflects the results of operations for KSTE-FM, which the Company acquired in the Omni Transaction, for the period January 1, 1996 to July 31, 1996. The Company purchased substantially all of the broadcast time of KSTE-FM under a time brokerage agreement since August 1, 1996.

(e) Gross revenues of the Completed Transactions exclude any LMA payments received from the Company.

(f) Reflects the elimination of LMA fees received and paid by the Company as follows:

                                              MARKET           PERIOD      REVENUE   EXPENSE
                                              ------           ------      -------   -------
WWWW-FM/WDFN-AM.........................      Detroit        2/14-12/31    $(2,937)  $  (598)
KTBZ-FM.................................      Houston        2/14-7/31      (1,113)     (265)
WOMX-FM, WXXL-FM, WJHM-FM...............      Orlando        7/1-12/31          --    (3,900)
WEAT-FM/AM and WOLL-FM..................  West Palm Beach    7/1-12/31        (972)   (1,000)
                                                                           -------   -------
          Total adjustment for decrease
            in gross revenues and
            expenses....................                                   $(5,022)  $(5,763)
                                                                           =======   =======

(g) Reflects incremental amortization related to the Completed Transactions based on the following allocation to intangible assets:

                                                      INTANGIBLE                   HISTORICAL    ADJUSTMENT
                                                       ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
         COMPLETED TRANSACTIONS            PERIOD        NET        EXPENSE(1)      EXPENSE       INCREASE
         ----------------------           ---------   ----------   ------------   ------------   ----------
Shamrock................................  1/1-2/14     361,425         1,104           393           711
KIMN-FM/KALC-FM.........................  1/1-3/31       8,285            52           341          (289)
Omni....................................  1/1-12/31..  171,837         4,296           161         4,135
Colfax..................................  1/1-12/31    317,894         7,947         3,861         4,086
KSTE-FM.................................  1/1-12/31    (32,475)         (812)           --          (812)
                                                       -------        ------         -----         -----
Total...................................               826,966        12,587         4,756         7,831
                                                       =======        ======         =====         =====

---------------

     (1) Intangible assets consist primarily of broadcast licenses and are amortized on a straight-line basis over a weighted average period of 40 years.

Historical depreciation expense of the Completed Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(h) Reflects the elimination of disposed stations' historical depreciation and amortization expense of $1,554 (KTBZ-FM of $642 and WWWW-FM/WDFN-AM of $912 for the period of February 14, 1996 to December 31, 1996) recognized by the Company during the LMA holding period.

(i) Reflects the elimination of estimated duplicate corporate expenses of $1,706 related to the Completed Transactions.

(j) Reflects the adjustment to interest expense in connection with the consummation of the Completed Transactions as follows:

     Interest expense on $566,004
      additional bank borrowings
      ($667,383 related to completed
      acquisitions and $2,874 of new
      loan fees related to the New
      Credit Agreement offset by net
      proceeds of $30,000 for the
      dispositions of WWWW-FM/WDFN-AM,
      $33,000 for the exchange of
      WEAT-FM/AM and WOLL-FM and $41,253
      for the dispositions of
      WMIL-FM/WOKY-AM) related to the
      Completed Transactions at
      8.125%............................  $ 16,070
     Less: historical interest expense
      of stations acquired in the
      Completed Transactions............    (6,048)
                                          --------
     Adjustment for gross increase in
      interest expense..................    10,022
                                          --------
     Less:
     Reduction in interest expense on
      bank debt related to the
      application of the net proceeds of
      the following:
     February 1996 offering proceeds of
      $155,475 for the period January 1,
      1996 to February 14, 1996 at
      8.125%............................    (1,544)
     August 1996 capital contribution of
      $23,000 for the period January 1,
      1996 to August 9, 1996 at
      8.125%............................    (1,139)
     12 1/4% Redeemable Preferred Stock
      proceeds of $96,171 for the period
      January 1, 1996 to February 14,
      1996..............................      (977)
                                          --------
     Adjustment for gross decrease in
      interest expense..................    (3,660)
                                          --------
     Total adjustment for net increase
      in interest expense...............  $  6,362
                                          ========

(k) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(l) Reflects dividends and accretion totaling $26,843 as follows: (i) dividends and accretion on the 12 1/4% Senior Exchangeable Preferred Stock of $1,441 for the period January 1, 1996 to February 26, 1996, and (ii) dividends and accretion on the 12% Exchangeable Preferred Stock of $25,402 for the year ended December 31, 1996.

NOTE 4. PRO FORMA STATEMENT OF OPERATIONS -- PENDING TRANSACTIONS -- HISTORICAL

     The detail of the historical financial data of the stations to be acquired in the Pending Transactions for the year ended December 31, 1996 has been obtained from the historical financial statements of the respective companies and is summarized below:

                                                 WBAB-FM
                                                 WBLI-FM
                                                 WGBB-AM          VIACOM
                                                 WHFM-FM         STATIONS         PENDING
                                               HISTORICAL       HISTORICAL      TRANSACTIONS
                                               1/1-6/30(I)    1/1-12/31(II)      HISTORICAL
                                               -----------    --------------    ------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Gross revenues...............................      $5,726        $52,063          $57,789
Less: agency commissions.....................        (619)        (8,533)          (9,152)
                                                   -------       -------          -------
Net revenues.................................       5,107         43,530           48,637
Station operating expenses excluding
  depreciation and amortization..............       3,676         20,886           24,562
Depreciation and amortization................       2,141          4,286            6,427
Corporate general and administrative
  expenses...................................       1,024          1,323            2,347
                                                   -------       -------          -------
Operating income (loss)......................      (1,734)        17,035           15,301
Interest expense.............................          --          6,374            6,374
                                                   -------       -------          -------
Net income (loss)............................      (1,734)        10,661            8,927
Income tax expense...........................          --          4,422            4,422
                                                   -------       -------          -------
Net income (loss)............................      $(1,734)      $ 6,239          $ 4,505
                                                   =======       =======          =======

---------------

        (i) On July 1, 1996, the Company entered into an agreement to exchange WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Nassau-Suffolk, New York.

        (ii) On February 19, 1997, the Company and Evergreen entered into the Joint Purchase Agreement whereby in the event that consummation of the stock purchase agreement between Evergreen and Viacom occurs prior to the consummation of the Merger, the Company will be required to purchase certain Viacom stations for $480,000 plus working capital ($7,319 at December 31, 1996) and estimated acquisition costs of $13,000. The stations to be acquired by the Company include KYSR-FM and KIBB-FM in Los Angeles ("LA"), WLIT-FM in Chicago ("Chicago") and WDRQ-FM in Detroit ("Detroit"). On April 11, 1997, the Company entered into an agreement to sell WDRQ-FM in Detroit (to be acquired as part of the Company Viacom Acquisition) for $37,000 in cash; consequently, only the results of operations of LA and Chicago have been given effect in the Pro Forma Financial Statements.

NOTE 5. PRO FORMA STATEMENT OF OPERATIONS -- PENDING TRANSACTIONS -- ADJUSTMENTS

(a) Reflects the elimination of LMA fees received and paid by the Company as follows:

                                          MARKETS       PERIOD      REVENUE    EXPENSE
                                       --------------  ---------    -------    -------
 WAPE-FM, WFYV-FM....................   Jacksonville   7/1-12/31    $(1,963)   $(2,000)
 WBAB-FM, WBLI-FM, WGBB-AM,
   WHFM-FM...........................  Nassau-Suffolk  7/1-12/31         --     (2,000)
                                                                    -------    -------
      Total adjustment for decrease
        in gross revenues and
        expenses.....................                               $(1,963)   $(4,000)
                                                                    =======    =======

(b) Reflects incremental amortization related to the Pending Transactions and is based on the following allocation to intangible assets:

 Amortization expense on $461,074 additional intangible
   assets amortized on a straight-line basis over a period
   of 40 years.............................................  $11,527
 Less: historical amortization expense of the stations
   being acquired in the Pending Transactions..............   (5,730)
                                                             -------
 Adjustment for net increase in amortization expense.......  $ 5,797
                                                             =======

     Historical depreciation expense of the Pending Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(c) Reflects the elimination of estimated duplicate corporate expenses of $1,807 related to the Pending Transactions.

(d) Reflects the adjustment to interest expense in connection with the consummation of the Pending Transactions:

Interest expense on $329,319 additional bank debt
  borrowings ($362,819 related to pending acquisitions and
  $3,500 of new loan fees related to the Restated Credit
  Agreement offset by net proceeds of $37,000 for the
  disposition of WDRQ-FM) at 8.125%........................  $26,757
Less: interest expense savings attributable to the
  consummation of the Tender Offer and redemption of the
  $30,001 principle amount of Notes through borrowings
  under the New Credit Agreement...........................     (947)
Less: historical interest expense of the stations being
  acquired in the Pending Transactions.....................   (6,374)
                                                             -------
Adjustment for net increase in interest expense............  $19,436
                                                             =======

(e) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

NOTE 6. PRO FORMA STATEMENT OF OPERATIONS -- DEFICIENCY OF EARNINGS TO FIXED
CHARGES:

     For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of deferred financing costs and the component of rental expense believed by management to be representative of the interest factor thereon. Preferred stock dividends and accretion are included in fixed charges where appropriate.

                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHANCELLOR RADIO BROADCASTING COMPANY


Date:  May 13, 1997           By:  /s/ JACQUES D. KERREST
                                 ----------------------------------------------
                              Jacques D. Kerrest
                              Senior Vice President and
                              Chief Financial Officer